UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2013
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code:	(408) 567- 7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.
Following approval of its annual operating plan, the Board of Directors of Aviat Networks, Inc. (the “Company”) approved on June 25, 2013, certain cost reduction initiatives that will result in pre-tax cost savings in the range of $2 million to $3 million for fiscal year 2014, exclusive of restructuring charges. These initiatives primarily affect operations in the Americas, Asia and Europe. These actions are intended to bring the Company's operational cost structure in line with the changing dynamics of the microwave radio and telecommunications markets. These cost reduction initiatives are expected to be completed by the end of fiscal 2014.
The Company expects to incur approximately $7 million to $9 million of pre-tax restructuring charges in the aggregate in connection with these cost reduction initiatives. Total severance and employee-related cash charges are expected to be approximately $3 million to $4 million. The remainder relates to lease impairment charges which consist primarily of costs to consolidate facilities in North America. Cash payments are expected to be approximately $4 million to $5 million based on remaining lease payment obligations, net of estimated sublease income. The Company expects to incur approximately $2 million of severance and employee-related charges during the fourth fiscal quarter of 2013. The Company expects to incur the remaining severance and employee-related charges along with the lease impairment charges during fiscal 2014.
In this Current Report on Form 8-K (this “Current Report”), the Company discusses and makes statements based on currently available information regarding its intentions, beliefs, current expectations and projections regarding the Company's future operations and performance, including with respect to severance and employee-related cash charges and lease impairment charges. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company's future performance. For more information regarding the risks and uncertainties of the Company's business, see “Risk Factors” in the Company's Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 4, 2012 as well as other reports filed by the Company with the SEC from time to time.
This Current Report contains forecasts and projections of restructuring costs and cost savings related to the operational cost reduction efforts of the Company. Although sometimes presented with numerical specificity, these forecasts and projections are based on a variety of estimates and assumptions made by the management of the Company. Although the management of the Company believes that these estimates and assumptions are reasonable under the circumstances, some or all of these estimates and assumptions may not be realized, and they are inherently subject to business and economic uncertainties. Investors are cautioned not to place undue reliance on these forecasts and projections, which speak only as of the date on which they are made. The Company assumes no obligation to update this Current Report or the information contained herein, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: June 26, 2013	By:	/s/ Ned Hayes
		Name:	Ned Hayes
		Title:	Senior Vice President and Chief Financial Officer